Exhibit 99.1

Blackboxstocks Announces Stock Repurchase Program of up to $2.5 Million

DALLAS, TX – January X, 2021-- Blackboxstocks Inc. (NASDAQ: BLBX) (“Blackbox”), a financial technology and social media hybrid platform offering real-time proprietary analytics for stock and options traders of all levels, today announced that the Company’s Board of Directors has approved a stock repurchase program for up to $2.5 million of the Company’s common stock.

The repurchase plan will expire on December 31, 2022. The timing and actual number of shares repurchased will depend on a variety of factors including but not limited to share price, trading volume, general business and market conditions as well as other potential investment opportunities. The repurchase program will be executed consistent with the Company’s capital allocation strategy, which will continue to prioritize aggressive investments to grow the business.

“This stock repurchase program demonstrates management’s confidence in our business prospects and enables us to purchase shares at what we believe to be a significant discount to their intrinsic value,” said Robert Winspear, Chief Financial Officer of Blackboxstocks. “We believe we can leverage the strength of our balance sheet to execute this plan without impeding any of our growth initiatives.”

Under the repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases, all in compliance with the rules of the United States Securities and Exchange Commission and other applicable legal requirements.

The repurchase program does not obligate the Company to acquire any specific amount of the Company’s common stock, and may be suspended, modified or discontinued at any time at the Company’s discretion.

About Blackboxstocks, Inc.

Blackboxstocks, Inc. is a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels. Our web-based software employs “predictive technology” enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Blackbox continuously scans the NASDAQ, New York Stock Exchange, CBOE, and all other options markets, analyzing over 10,000 stocks and up to 1,500,000 options contracts multiple times per second. We provide our users with a fully interactive social media platform that is integrated into our dashboard, enabling our users to exchange information and ideas quickly and efficiently through a common network. We recently introduced a live audio/screenshare feature that allows our members to broadcast on their own channels to share trade strategies and market insight within the Blackbox community. Blackbox is a SaaS company with a growing base of users that spans 42 countries; current subscription fees are $99.97 per month or $959.00 annually. For more information, go to: www.blackboxstocks.com

Safe Harbor Statement

Our prospects here at Blackboxstocks are subject to uncertainties and risks. This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections about our business, and reflect our beliefs and assumptions based upon information available to us at the date of this press release. In some cases, you can identify these statements by words such as “if,” “may,” “might,” “will, “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” and other similar terms. These forward-looking statements include, among other things, plans for proposed operations, descriptions of our strategies, our product and market development plans, and other objectives, expectations and intentions, the trends we anticipate in our business and the markets in which we operate, and the competitive nature and anticipated growth of those markets. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors including, but not limited to, the risks and uncertainties discussed under risk factors in our registration statement on Form S-1, as amended (File No. 333- 260065) as well as our other filings with the SEC. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contacts:

Investors@blackboxstocks.com

John McNamara
TraDigital IR
1-917-658-2602
john@tradigitalir.com